Exhibit A-2

                          GPU ADVANCED RESOURCES, INC.
                                  Balance Sheet
                                 March 31, 2003
                                   (Unaudited)


ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                    $       1
    Receivables:
      Customers                                                       -
      Associated companies                                              23
      Other                                                           -
    Notes receivable from associated companies                      13,595
    Prepayments and other                                                1
                                                                  --------
                                                                    13,620
                                                                  --------

OTHER INVESTMENTS                                                       21
                                                                  --------

DEFERRED CHARGES:
    Accumulated deferred income taxes assets                          -
    Other                                                             -
                                                                  --------
                                                                      -
                                                                  --------

         TOTAL ASSETS                                            $  13,641
                                                                  ========


LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
    Accounts payable
      Other                                                      $     362
      Associated companies                                               9
    Accrued taxes                                                      132
    Accrued interest                                                  -
    Other                                                               38
                                                                  --------
                                                                       541
                                                                  --------

CAPITALIZATION:
    Common stockholders' equity                                     12,876
    Long-term debt                                                    -
                                                                  --------
                                                                    12,876
                                                                  --------

DEFERRED CREDITS:
    Accumulated deferred income taxes                                   74
    Other                                                              150
                                                                  --------
                                                                       224
                                                                  --------

         TOTAL LIABILITIES & CAPITALIZATION                      $  13,641
                                                                  ========


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                                                                 Exhibit A-2

                          GPU ADVANCED RESOURCES, INC.
                               Statement of Income
                                   (Unaudited)


                                                               Three Months
                                                                  Ended
                                                               March 31,2003
                                                               -------------

REVENUES                                                         $      69

EXPENSES:

    Other operating expenses                                           (19)
    General taxes                                                     -
                                                                  --------
         Total expenses                                                (19)
                                                                  --------

INCOME BEFORE INTEREST & INCOME TAXES                                   88

NET INTEREST CHARGES:

    Interest expenses                                                 -
    Capitalized interest                                              -
                                                                  --------
         Net interest charges                                         -
                                                                  --------

INCOME TAXES                                                            37
                                                                  --------

NET INCOME                                                       $      51
                                                                  ========